Exhibit 10.1

Promissory Note

$500,000	January 21, 2016

FOR VALUE RECEIVED, Semler Scientific, Inc., a Delaware corporation (the “Borrower”), promises to pay to Chang Family Trust (“Lender”), in lawful money of the United States of America, the principal sum of up to $500,000, or such lesser amount as will equal the outstanding principal amount of this Note, together with interest from the date of this Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to five percent (5%) simple interest per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.

All unpaid principal, together with any then unpaid and accrued interest and other amounts payable under this Note, will be due and payable on the earlier of: (i) the 2-year anniversary of the date of this Note or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms of this Note (the “Maturity Date”).

1.     Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)     “Event of Default” has the meaning given in Section 4 of this Note.

(b)     “Note” has the meaning given in the introductory paragraph of this Note.

(c)     “Obligations” means and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Borrower to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Borrower under this Note, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(d)     “Person” means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

2.     Payments; Interest. On the Maturity Date, the Borrower will pay all unpaid principal and interest due under this Note to Lender at such address. Payment will be made in lawful tender of the United States.

3.     Prepayment. This Note may be prepaid at any time prior to the Maturity Date without the consent of Lender and without penalty.

4.     Events of Default. The occurrence of any of the following will constitute an “Event of Default” under this Note:

(a)     Failure to Pay. The Borrower fails to pay (i) when due any principal or interest payment on the due date under this Note or (ii) any other payment required under the terms of this Note or any other Loan Document on the date due and such payment will not have been made within five (5) days of the Lender’s written notice to the Borrower of such failure to pay; or

(b)     Breaches of Covenants. The Borrower fails to observe or perform any other covenant, obligation, condition or agreement contained in this Note and (such failure continues for five (5) days without being cured); or

(c)     Voluntary Bankruptcy or Insolvency Proceedings. The Borrower (i) applies for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) is unable, or admits in writing its inability, to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (v) becomes insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or later in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) takes any action for the purpose of effecting any of the foregoing; or

(d)     Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered or such proceeding is not be dismissed or discharged within 15 days of commencement.

5.     Rights of Lender upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, declare all outstanding Obligations payable by the Borrower under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding.

6.     Covenants of the Borrower.

(a)  Notice of Defaults. The Borrower will promptly provide the Lender with written notice of the occurrence of any Event of Default under this Note.

(b)  Additional Indebtedness. The Borrower covenants not to incur any indebtedness in excess of $50,000 without the consent of Lender; provided, however, Lender may not unreasonably withhold its consent.

(c)  Additional Documents. The Borrower will execute such definitive documents, instruments and certificates as reasonably requested by the Lender in connection with the issuance of this Note.

7.     Usury Exemption. The lending transactions contemplated by this Agreement are exempt from the constitutional usury provisions of the California Constitution by operation of Section 25118 of the California Corporations Code, it being expressly acknowledged by the Company that, through its officers, it has a preexisting personal or business relationship with each lender as such terms are used in Section 25118(f)(1) of such corporations code.

8.     California Financial Code Exemption. The Company is an “operating company” within the meaning of Section 22062(b)(2) of the California Financial Code in that (A) it primarily engages, wholly or substantially, directly or indirectly through a majority owned subsidiary or subsidiaries, in the production or sale, or the research or development, of a product or service other than the investment of capital, (B) it is not an individual or sole proprietorship, (C) it is not an entity with no specific business plan or purpose and its business plan is not to engage in a merger or acquisition with an unidentified company or companies or other entity or person, and (D) it intends to use the proceeds from the Note and securities solely for the operation of the Company’s business and uses other than personal, family, or household purposes. The Company’s board of directors, in the exercise of its fiduciary duties, has approved the issuance of the Note and securities issued in connection therewith based upon a reasonable inquiry concerning the Company’s financing objectives and financial situation.

9.     Successors and Assigns. The rights and obligations of the Borrower and Lender will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10.   Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of both the Borrower and the Lender.

11.   Assignment by the Borrower. Neither this Note nor any of the rights, interests or obligations under this Note may be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior written consent of the Lender.

12.   Notices. All notices, requests, demands, consents, instructions or other communications required or permitted under this Note will in writing and faxed, mailed, e-mailed or delivered to each party at the respective addresses of the parties as set forth below or at such other address, e-mail or facsimile number as the Borrower will have furnished to the Lender in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or e-mail (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

13.   Expenses. If action is instituted to collect this Note, the Borrower promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action.

14.   Governing Law. This Note and all actions arising out of or in connection with this Note will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

15.   Entire Agreement. This Note contains the entire agreement between Lender and the Borrower with regard to the subject matter hereof and comprises the complete, final and exclusive embodiment of their agreement with regard to the subject matter hereof.

16.   Counterparts. This Note may be signed in counterparts, all of which shall constitute one and the same instrument.

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The Borrower has caused this Promissory Note to be issued as of the date first written above.

Borrower:

Semler Scientific, Inc.

By:	/s/ Daniel E. Conger

Name:	Daniel E. Conger
Title:	Vice-President of Finance